UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)
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Allis-Chalmers Energy Inc.

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Forward-Looking Statements
This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and other words and terms of similar meaning. These forward-looking statements involve a number of risks and uncertainties. Seawell and Allis-Chalmers caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed merger involving Seawell and Allis-Chalmers, including future financial and operating results, Seawell’s and Allis-Chalmers’ plans, objectives, expectations and intentions, the expected timing of completion of the transaction, and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in Allis-Chalmers’ filings with the Securities and Exchange Commission. These include risks and uncertainties relating to: the ability to obtain the requisite Allis-Chalmers stockholder approval; the risk that Allis-Chalmers or Seawell may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; the risk that a condition to closing of the merger may not be satisfied; the timing to consummate the proposed merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on merger-related issues; general worldwide economic conditions and related uncertainties; and the effect of changes in governmental regulations. Neither Seawell nor Allis-Chalmers undertakes any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.
Additional Information and Where to Find It
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The publication or distribution of this communication may, in some countries, be restricted by law or regulation. Accordingly, persons who come into possession of this document should inform themselves of and observe these restrictions. To the fullest extent permitted by applicable law, Seawell, Allis-Chalmers and their respective affiliates disclaim any responsibility or liability for the violation of such restrictions by any person. In connection with the proposed merger between Seawell and Allis-Chalmers, Seawell will file with the SEC a Registration Statement on Form F-4 that will include a proxy statement of Allis-Chalmers that also constitutes a prospectus of Seawell. Seawell and Allis-Chalmers will mail the proxy statement/prospectus to the Allis-Chalmers stockholders. Seawell and Allis-Chalmers urge investors and stockholders to read the proxy statement / prospectus regarding the proposed merger when it becomes available, as well as other documents filed with the SEC, because they will contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from Seawell’s website (www.seawellcorp.com) under the tab “Investors.” You may also obtain these documents, free of charge, from Allis-Chalmers’ website (www.alchenergy.com) under the tab “For Investors” and then under the heading “SEC Filings.”
Participants In The Merger Solicitation
Seawell, Allis-Chalmers, and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Allis-Chalmers stockholders in favor of the merger and related matters. Information regarding the persons, who may, under the rules of the SEC, is deemed participants in the solicitation of Allis-Chalmers stockholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about Allis-Chalmers’ executive officers and directors in its definitive proxy statement filed with the SEC on April 30, 2010. Additional information about Seawell’s executive officers and directors and Allis-Chalmers’ executive officers and directors can be found in the above-referenced Registration Statement on Form F-4 when it becomes available. You can obtain free copies of these documents from Seawell and Allis-Chalmers using the contact information above.

Published: 08:56 CET 30-11-2010 /Thomson Reuters /Source: Seawell /XOSL: SEAW /ISIN: BMG795601019
Seawell Limited (SEAW) — Third Quarter and Nine Months 2010 Results
Hamilton, Bermuda, November 30, 2010
Third Quarter Highlights
•	Revenues of NOK1,069.9 million, representing a 17.2% year on year increase.
•	EBITDA of NOK130.7 million including one time items.
•	Net loss for the quarter of NOK56.7 million and loss per share of NOK0.35 primarily due to unrealised FX losses of NOK107.9 million.
•	Allis-Chalmers (NYSE:ALY) merger agreement executed in August and expected to close in first quarter 2011 pending regulatory approval.
•	Gross proceeds of NOK2,654.2 million through the issuance of 115.4 million shares at NOK23 in an August private placement.
•	Awarded the ConocoPhillips PSI (Personal Safety Involvement) award in the third quarter.
Financial Statements
Third Quarter Operating Results
Consolidated revenues in the third quarter were NOK1,069.9 million compared to NOK1,050.1 million in the previous quarter. EBITDA for the third quarter amounted to NOK130.7 million including NOK13.9 million in merger costs and a reversal of NOK9 million in personnel insurance liabilities.
Net Financial Items
Interest expense for the third quarter was NOK20.9 million compared to NOK23.9 million in the previous quarter. Other financial items for the third quarter were expenses of NOK 119.9 million compared to a gain of NOK28.7 million for the second quarter, mainly due to an unrealised FX loss of NOK107.9 million for the third quarter based on an ending FX rate for NOK/USD of 5.85.
Cash Flow
Cash and cash equivalents, excluding restricted cash, totalled NOK1,369.2 million for the third quarter compared to NOK244.6 million for the previous quarter. The increases in cash and cash equivalents and other current assets are mainly due to the August private placement.

Share Capital
A total of 225,400,050 shares of par value $2.00 each were issued and outstanding as of September 30, 2010. In addition, a total of 6,507,000 options were outstanding under the company’s long-term employee incentive plans.
“In August we signed a milestone merger agreement with Allis-Chalmers and established a new roadmap for our future” said Jorgen Rasmussen, Chairman of the Board. “We are looking forward to close this transaction as planned, we have completed many important elements of the conditions by now, including the listing on the Oslo Bors and in Q1 we expect to move forward with the new Seawell!”
Attachment: 2010 3Q Results
For further information, please contact:
Thorleif Egeli, CEO — Seawell Management AS, Phone: +47 51 30 80 00
Lars Bethuelsen, CFO — Seawell Management AS, Phone: +47 51 30 80 00
This information is subject of the disclosure requirements acc. to §5-12 vphl (Norwegian Securities Trading Act)

Seawell Limited (SEAW)
Third Quarter and Nine Months 2010 Results
Third Quarter Highlights
•	Revenues of NOK1,069.9 million, representing a 17.2% year on year increase.
•	EBITDA of NOK130.7 million including one time items.
•	Net loss for the quarter of NOK56.7 million and loss per share of NOK0.35 primarily due to unrealised FX losses of NOK107.9 million.
•	Allis-Chalmers (NYSE:ALY) merger agreement executed in August and expected to close in first quarter 2011 pending regulatory approval.
•	Gross proceeds of NOK2,654.2 million through the issuance of 115.4 million shares at NOK23 in an August private placement.
•	Awarded the ConocoPhillips PSI (Personal Safety Involvement) award in the third quarter.
Financial Statements
Third Quarter Operating Results
Consolidated revenues in the third quarter were NOK1,069.9 million compared to NOK1,050.1 million in the previous quarter. EBITDA for the third quarter amounted to NOK130.7 million including NOK13.9 million in merger costs and a reversal of NOK9 million in personnel insurance liabilities.
Net Financial Items
Interest expense for the third quarter was NOK20.9 million compared to NOK23.9 million in the previous quarter. Other financial items for the third quarter were expenses of NOK 119.9 million compared to a gain of NOK28.7 million for the second quarter, mainly due to an unrealised FX loss of NOK107.9 million for the third quarter based on an ending FX rate for NOK/USD of 5.85.
Cash Flow
Cash and cash equivalents, excluding restricted cash, totalled NOK1,369.2 million for the third quarter compared to NOK244.6 million for the previous quarter. The increases in cash and cash equivalents and other current assets are mainly due to the August private placement.
Revolving Credit Facility Agreement
In September, Seawell entered into a NOK1,500 million Revolving Credit Facility Agreement to replace its NOK1,500 million Senior Bank Debt Facility Agreement dated December 2007. As of September 30th, approximately NOK1,112 million of the new facility had been drawn. This new facility is a 12-month bridge to support the Allis-Chalmers merger and is classified under current liabilities.
New USD 550 Million Multi-Currency Term and Revolving Credit Facility Agreement
In November, Seawell executed a new five-year USD550 million multi-currency term and revolving facilities agreement with a syndicate of banks. The purpose of the new facilities is to replace Seawell’s the NOK1,500 million 12-month bridge facility, for general corporate purposes, and, if necessary, to partially finance the cash option to Allis-Chalmers’ shareholders and refinance existing indebtedness in Allis-Chalmers and its subsidiaries.

Share Capital
A total of 225,400,050 shares of par value $2.00 each were issued and outstanding as of September 30, 2010. In addition, a total of 6,507,000 options were outstanding under the company’s long-term employee incentive plans.
Merger with Allis-Chalmers Energy Inc.
Seawell announced on August 12 the execution of a definitive merger agreement providing for the acquisition of Allis-Chalmers Energy Inc. (NYSE: ALY) by Seawell in a transaction valued at approximately USD 890 million (including assumed debt). The combined company’s Drilling and Well Services comprising some 6600 employees will operate in more than 30 of the world’s key oil and gas regions.
Under the merger agreement, Allis-Chalmers stockholders will elect to receive 1.15 shares of Seawell common stock or USD 4.25 cash for each share of Allis-Chalmers common stock, inclusive of existing preferred stock converted contemporaneously with the closing. The merger is subject to the approval of Allis-Chalmers’ stockholders. Seawell and Allis-Chalmers have submitted a joint proxy statement / prospectus with the U.S. Securities and Exchange Commission for approval and anticipate that regulatory approvals will be obtained in time to complete the transaction during the first quarter of 2011. The companies are planning and preparing for the integration of their operations commencing as early as March 1.
Upon completion of the merger, the combined company’s new Chief Executive Officer and President will be Jørgen Peter Rasmussen (51), who today is the Executive Chairman of the Seawell Limited board, and the Chief Operating Officer and Executive Vice-President will be Thorleif Egeli (46), today the Chief Executive Officer of Seawell Management AS. The non-executive Chairman of Seawell Limited will be Mr. Saad Bargach and the Vice-Chairman will be Mr. Fredrik Halvorsen.
Operational Report
Drilling Services
Operating revenues, excluding reimbursables, in the third quarter were NOK770.6 million compared to NOK726.5 million in the previous quarter. The operating profit was NOK86.7, before allocating merger costs of NOK9.7 million, compared to an operating profit of NOK86.0 in the previous quarter.
Platform Drilling Services
Seawell had no major downtime for the third quarter and operational key performance indicators remained sound.
The company commenced conductor setting operations on Peregrino B in Brazil in late September and have already completed operations ahead of schedule. Ekofisk operations commenced without delays and with a high utilization rate (97%) throughout the period. We completed a safe and efficient start-up of Gyda drilling operations in September utilising crews transferred from the Ula and Valhall platforms currently in maintenance mode.
Drilling Facilities Engineering
Seawell successfully completed the Brent Bravo and Tern Alpha rig re-activation projects as well as delivering several minor projects during the third quarter. Engineering support for the drilling operations phase of the Peregrino facilities has commenced and we continue to support the Mariner development project. Seawell also had a successful start-up on a FEED study for tree handling modifications on a MODU.
Completion of Phase 2 of the SFLL project for Stafjord C has experienced challenges, with delays in equipment delivery from vendors and technical problems with the design and fabrication of some equipment components. Resolving these issues has delayed completion of the project with knock-on delays in the commencement of Statfjord B.
The acquisition of Rig Inspection Services (RIS) in Singapore and Perth was concluded in September. Total acquisition price is up to NOK60 million including earn-out.

Modular Rigs
Seawell ordered its first modular drilling rig in February 2008 from Streicher GmbH in Germany with total capital expenditure of approximately USD50 million. The rig, on a stand alone basis, is able to perform production drilling, work-overs, well intervention of any kind, and plug and abandonment work.
The project has moved into its final stages and during the third quarter the rig has been undergoing extensive system and equipment commissioning and testing. The commissioning phase will continue into the fourth quarter followed by the final acceptance testing of the rig.
At present, the rig is offered for onshore drilling projects scheduled in the first half of 2011. This will provide a lower contribution to capital than offshore but valuable operational experience. The company sees several offshore opportunities for the modular rig late 2011 and into 2012.
Well Services
Operating revenues in the third quarter were NOK167.4 million compared to NOK176.9 million in the previous second quarter. Operating profits were NOK25.8 million after C6 research and development expenses of NOK3.8 million, but before allocated merger cost of NOK4.2 million.
The Well Services division consists of three main units:
Well Intervention Services
Seawell specialize in wireline conveying services and ultrasonic wireline technology. The unit has in the quarter successfully executed several commercial jobs with the Well Performance Eye (WPE)
Seawell Oil Tools (Oilfield Technology)
Third quarter activity for our range of gas tight barrier plugs was significantly lower than previous quarters due to planned productions stops on several fields in the North Sea.
C6 Technologies
The ComTrac system is in the final phase of onshore testing and we will thereafter commence offshore testing of the equipment in cooperation with the operator/project sponsor. We experienced significant interest from clients for the technology in the third quarter and expect to perform the first commercial job during the second half of 2011.
Organisation
The company has recruited several key managers in the third quarter and will continue to strengthen the organisation going forward.
Subsequent Events
Seawell listed its shares on OSE on November 26 under the ticker SEAW.
Strategy
Seawell’s strategic objective is to build a profitable and high growth oilfield services company focused on offering a differentiated portfolio of products and services through its two business segments, Drilling Services and Well Services. The key strategies to achieve this objective are:
•	Developing and maintaining a solid footprint in each of the world’s significant oil producing regions through good customer relationships, strong local presence and superior personnel;
•	Exploiting opportunities to strengthen Seawell’s service offering by acquiring unique technologies and skills within the drilling and well services market; and
•	Developing and providing packaged, integrated services across Seawell’s operating divisions in response to customer requirements.

Outlook
Seawell expects continued growth in Well Intervention Services and Platform Drilling Services in the fourth quarter. We also expect growth in Oilfield Technology compared to the third quarter with Engineering services expected to remain flat. All in, we expect revenues and EBITDA from operations to grow in the fourth quarter. The market conditions for the company’s products and services continue to improve. Seawell is in the process of commercialising several differentiated technologies in the next twelve months. The Board of Directors anticipate that these products and services, in combination with M&A activities, will contribute significantly to the company’s future growth.
November 29, 2010
The Board of Directors
Seawell Limited
Hamilton, Bermuda
Questions should be directed to:
Thorleif Egeli, Chief Executive Officer, Seawell Management AS
Lars Bethuelsen, Chief Financial Officer, Seawell Management AS
NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION DIRECTLY OR INDIRECTLY IN OR INTO THE UNITED STATES, CANADA, AUSTRALIA, OR JAPAN.
This document is not an offer of securities for sale in the United States, Australia, Canada, Japan or in any jurisdiction in which such offer is unlawful. Securities may not be offered or sold in the United States absent registration under the US Securities Act of 1933 (the “Securities Act”) or an exemption from, or in a transaction not subject to, registration. Subject to certain exceptions, the securities referred to herein may not be offered or sold in Australia, Canada or Japan or to, or for the account or benefit of, any national, resident or citizen of Australia, Canada or Japan. The offer and sale of the securities referred to herein has not been and will not be registered under the Securities Act or under the applicable securities laws of Australia, Canada or Japan. Seawell does not presently intend to register any securities under the Securities Act.
This document is only addressed to and is only directed at persons in member states of the European Economic Area (the “EEA”) who are “qualified investors” within the meaning of Article 2.1(e) of the Prospectus Directive (Directive 2003/71/EC). In addition, in the United Kingdom, these materials are directed solely at persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) are persons falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated (all such persons together being referred to as “relevant persons”). These materials are addressed only to, and directed only at, relevant persons and qualified investors and must not be acted on or relied on (i) in the United Kingdom, by persons who are not relevant persons or (ii) in any member state of the EEA other than the United Kingdom, by qualified investors. Any investment or investment activity to which these materials relate is available only to, and will be engaged in only with, in the United Kingdom, relevant persons, and in any member state of the EEA other than the United Kingdom, qualified investors.
Forward-looking statements
This news release contains forward-looking statements. These statements are based on various assumptions, many of which are based, in turn, upon further assumptions, including Seawell management’s examination of historical operating trends.
Including among other factors that in the Company’s view could cause actual results to differ materially from the forward-looking statements contained in this press release are the following: the competitive nature of the offshore drilling industry, oil and gas prices, technological developments, government regulations, changes in economical conditions or political events, inability of the Company to obtain financing for new investments on favourable terms, changes of the spending plan of our customers, changes in the Company’s operating expenses including crew wages, insurance, repairs and maintenance, failure of yards to comply with delivery schedules on a timely basis and other important factors mentioned from time to time in our reports filed with the Norwegian Securities Dealers Association.

Seawell Limited
INDEX TO UNAUDITED INTERIM FINANCIAL STATEMENTS

Unaudited Consolidated Statements of Operations for the three months ended September 30, 2010 and 2009 and for the nine months ended September 30, 2010 and 2009	Page 06

Unaudited Consolidated Statements of Comprehensive Income for the three months ended September 30, 2010 and 2009 and for the nine months ended September 30, 2010 and 2009	Page 07

Unaudited Consolidated Balance Sheets as of September 30, 2010 and December 31, 2009	Page 08

Unaudited Consolidated Statements of Cash Flows for the 9 months ended September, 2010 and 2009 and 12 months ended December 31, 2009	Page 09

Unaudited Consolidated Statements of Changes in Shareholders’ Equity for the 9 months ended September 30, 2010	Page 11

Notes to Unaudited Interim Financial Statements	Page 12

Seawell Limited
UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
for the three months ended September 30, 2010 and 2009 and the nine months ended September 30, 2010 and 2009,
(In millions of NOK, except per share data)

	For the three month		For the nine month
	period ended		period ended
	September 30,		September 30,
	2010	2009	2010	2009

Operating revenues
Operating revenues	938.0	751.7	2 658.2	2 373.1
Reimbursables	131.9	161.3	407.5	589.9
Other revenues	0.0	0.0	0.0	0.0

Total operating revenues	1 069.9	913.0	3 065.7	2 963.0

Operating expenses
Operating expenses	778.0	604.1	2 175.7	1 955.2
Reimbursable expenses	120.3	154.0	389.0	564.6
Depreciation and amortization	32.1	33.5	99.3	94.8
General and administrative expenses	40.9	23.7	98.0	66.3

Total operating expenses	971.3	815.3	2 762.0	2 680.9

Net operating income	98.6	97.7	303.7	282.1

Financial items
Interest income	3.5	1.1	6.1	4.3
Interest expenses	(20.9)	(23.0)	(68.0)	(72.4)
Other financial items	(119.9)	(60.2)	(99.6)	(33.5)

Total financial items	(137.3)	(82.1)	(161.5)	(101.6)

Income/(loss) before income taxes	(38.6)	15.6	142.2	180.5

Income taxes	(18.1)	(2.8)	(69.4)	(47.9)

Net income/ (loss)	(56.7)	12.8	72.8	132.6
Net income/ (loss) attributable to the parent	(56.6)	13.2	73.2	134.1
Net income/ (loss) attributable to the non-controlling interest	(0.1)	(0.3)	(0.4)	(1.5)

Basic earnings/ (loss) per share (NOK)	(0.35)	0.12	0.57	1.22
Diluted earnings/ (loss) per share (NOK)	(0.35)	0.12	0.56	1.22
See accompanying notes that are an integral part of these Consolidated Financial Statements.

Seawell Limited
UNAUDITED CONSOLIDATED STATEMENT COMPREHENSIVE INCOME
for the three months ended September 30, 2010 and 2009 and the nine months ended June 30, 2010 and 2009
(In millions of NOK)

	For the three month		For the nine month
	period ended		period ended
	September 30,		September 30,
	2010	2009	2010	2009

Net income/ (loss)	(56.7)	12.8	72.8	132.6

Other comprehensive income/ (loss), net of tax:
Unrealized gain on foreign exchange	4.9	6.0	2.2	1.0
Change in unrealized gain/ (loss) on interest rate swaps	0.2	10.0	(7.3)	4.5

Other comprehensive income/ (loss):	5.1	16.0	(5.1)	5.5

Total comprehensive income/ (loss) for the period	(51.6)	28.8	67.7	138.1

Comprehensive income/ (loss) attributable to the parent	(51.5)	29.1	68.1	139.6

Comprehensive income attributable to the non-controlling interest	(0.1)	(0.3)	(0.4)	(1.5)
Accumulated other comprehensive income as per September 30, 2010 and
December 31, 2009:

	September 30,	December 31,
	2010	2009
The total balance of accumulated other comprehensive income is made up as follows:
Unrealized gain on foreign exchange	(7.2)	(9.4)
Actuarial gain relating to pension	41.8	41.8
Other comprehensive gains/losses	(9.4)	(2.1)

Accumulated other comprehensive income period end	25.2	30.3

Note: All items of other comprehensive income/ (loss) are stated net of tax.
The applicable amount of income taxes associated with unrealized gain on foreign exchange and other comprehensive gains/losses is NOK 0 due to the fact that the items relate to companies domiciled in non-taxable jurisdictions. The applicable amount of income taxes associated with actuarial gain related to pension is NOK 11.7 million as this item related to companies domiciled in Norway where the tax rate is 28%.
See accompanying notes that are an integral part of these Consolidated Financial Statements.

Seawell Limited
UNAUDITED CONSOLIDATED BALANCE SHEETS
as of September 30, 2010 and December 31, 2009
(In millions of NOK)

	September 30,	December 31,
	2010	2009
ASSETS
Current assets
Cash and cash equivalents	1 369.2	236.7
Restricted cash	41.1	51.8
Accounts receivables, net	694.8	550.4
Other current assets	773.5	191.0

Total current assets	2 878.6	1 029.9

Non-current assets
Drilling equipment and other fixed assets	379.0	404.9
Asset under construction	178.1	167.0
Deferred tax assets	0.6	9.3
Other intangible assets	201.1	135.7
Goodwill	1 642.1	1 589.8
Other non-current assets	0	3.2

Total non-current assets	2 400.9	2 309.9

Total assets	5 279.5	3 339.8

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	1 120.8	260.8
Other current liabilities	640.5	509.5
Amounts due to parent	0	191.1

Total current liabilities	1 761.3	961.4

Non-current liabilities
Subordinated loan	0.0	613.6
Long-term interest bearing debt	22.1	987.7
Deferred taxes	0.0	0.0
Other non-current liabilities	170.9	149.8

Total non-current liabilities	193.0	1 751.1

Shareholders’ equity
Common shares of par value US$2.00 per share:
600,000,000 shares authorized 225,400,050 outstanding at September 30, 2010
(December, 31 2009: 110,000,050)	2 622.4	1 198.4
Additional paid in capital	1 369.3	163.3
Retained earnings	410.2	336.9
Accumulated other comprehensive income	25.2	30.3
Other equity	(1 102.1)	(1 102.1)
Non-controlling interest	0.2	0.5

Total shareholders’ equity	3 325.2	627.3

Total liabilities and shareholders’ equity	5 279.5	3 339.8

See accompanying notes that are an integral part of these Consolidated Financial Statements

Seawell Limited
Unaudited Consolidated Statements of Cash Flows
for the nine months ended September, 2010 and 2009
(In millions of NOK)

	9 month	9 month
	period ended	period ended
	September 30,	September 30,
	2010	2009
Cash Flows from Operating Activities
Net income/ (loss)	72.8	132,6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	99.3	94,8
Share-based compensation expense	3.0	4,8
Change in pension (ex effect of implementation of FAS 158)	(16.4)	0,0
Deferred income tax	(9.6)	(18,8)
Unrealized foreign exchange loss (gain)	8.6	70,4
Change in long-term receivable	3.2	1,0
Changes in other non-current liabilities	(0.6).	22,2
Changes in operating assets and liabilities, net of effect of acquisitions
Trade accounts receivable and other short-term receivables	(264.2)	28,4
Trade accounts payable and other short-term liabilities	179.7	(222,3)

Net cash provided by operating activities	75.8	113,1

Cash Flows from Investing Activities
Additions to drilling equipment	(95,9)	(130,5)
Additions to asset under construction	(11,1)	(5,3)
Sale of rigs, vessels and equipment	61,4	0,0
Acquisition of subsidiaries	(109,3)	(25,1)
Short term loan to parent	(439,0)
Change in restricted cash	10,7	34,1
Cash assumed in the purchase of subsidiaries	9,9	1,3

Net cash used in investing activities	(573,2)	(125,5)

Cash Flows from Financing Activities
Proceeds from long-term debt	12,4	29,5
Repayments of long-term debt	(131,8)	(19,8)
Proceeds from issuance of equity,	1 852,1	0,0
Issuance costs in connection with issuance of equity	(27,1)	0,0
Debt fees paid	0,0	0,0

Net cash provided by financing activities	1 705,6	9,7

Effect of exchange rate changes on cash and cash equivalents	(75,8)	28,0
NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION DIRECTLY OR INDIRECTLY IN OR
INTO THE UNITED STATES, CANADA, AUSTRALIA, OR JAPAN.

	9 month	9 month
	period ended	period ended
	September 30,	September 30,
	2010	2009
Net increase / (decrease) in cash and cash equivalents	1 132,5	25,2
Cash and cash equivalents at beginning of the year	236,7	224,1
Cash and cash equivalents at the end of period	1 369,2	249,3

Supplementary disclosure of cash flow information
Interest paid	(40,1)	(32,6)
Taxes paid	(42,9)	(67,8)
On August 18, 2010 the Company completed a private placement of NOK 2 654.2 million. A total of NOK 802.1 million in loans to Seadrill was settled as a conversion of debt to equity and has therefore no cash effect.
See accompanying notes that are an integral part of these Consolidated Financial Statements.
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INTO THE UNITED STATES, CANADA, AUSTRALIA, OR JAPAN.

Seawell Limited
UNAUDITED CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
for the 9 months ended September 30, 2010
(In millions of NOK)

			Accumulated
		Additional	other			Non-	Total
	Share	paid-in	comprehensive	Retained	Other	controlling	shareholders’
	Capital	capital	income	earnings	equity	interest	equity
Balance at December 31, 2009	1 198,4	163,3	30,3	336,9	(1 102,1)	0,5	627,3
Private Placement	1 424,0	1 230,2					2 654,2
Brokers fee		(27,1)					(27,1)
Employee stock options issued		3,0					3,0
Foreign exchange differences			2,2				2,2
Change in unrealized gain on interest rate swaps			(7,3)				(7,3)
Non-controlling interest				0,4			0,4
Net income				72.8		(0,4)	72.4

Balance at September 30, 2010	2 622,4	1 369,4	25,2	410,2	(1 102,1)	0,1	3 325.2

See accompanying notes that are an integral part of these Consolidated Financial Statements.
NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION DIRECTLY OR INDIRECTLY IN OR
INTO THE UNITED STATES, CANADA, AUSTRALIA, OR JAPAN.

Note 1 — General information
Seawell Limited (the “Company” or “Seawell”) is a global oilfield service company providing drilling services and well services, including platform drilling, drilling facility engineering, modular rigs, well intervention and oilfield technology. The company employs approximately 3 000 skilled and experienced people.
Seawell was incorporated in Bermuda on August 31, 2007 as a wholly owned subsidiary of Seadrill Limited (“Seadrill”). Seawell together with its wholly owned subsidiary, Seawell Holding UK acquired the shares in the entities comprising Seadrill`s Well Service division on October 1, 2007. The consideration for the shares was NOK 2 413.1 million and has been accounted for as a common control transaction. As of September 30, 2010 Seawell was owned 52.26% by Seadrill.
As used herein, unless otherwise required by the context, the term “Seawell” refers to Seawell Limited and the terms “Company”, “we”, “Group”, “our” and words of similar import refer to Seawell and its consolidated subsidiaries for the periods that are consolidated and the combined group for the period that are combined. The use herein of such terms as group, organisation, we, us, our and its, or references to specific entities, is not intended to be a precise description of corporate relationships.
Basis of presentation
The unaudited interim consolidated financial statements are presented in accordance with generally accepted accounting principles in the United States of America (US GAAP) for interim financial information. The unaudited interim consolidated financial statements do not include all of the disclosures required in complete annual financial statements. These interim financial statements should be read in conjunction with the Company’s financial statements as at December 31, 2009. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.
The amounts are presented in Norwegian Kroner rounded to the nearest hundred thousand, unless otherwise stated. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Future events and their effects cannot be perceived with certainty. Accordingly, our accounting estimates require the exercise of judgment. While management believes that the estimates and assumptions used in the preparation of the consolidated financial statements are appropriate, actual results could differ from those estimates. Estimates are used for, but are not limited to, determining the following: allowance for doubtful accounts, recoverability of long-lived assets and intangibles, useful lives used in depreciation and amortization, income taxes and valuation allowances. The accounting estimates used in the preparation of the consolidated financial statements may change as new events occur, as more experience is acquired, as additional information is obtained and as our operating environment changes.
Significant accounting policies
The accounting policies adopted in the preparation of the unaudited interim financial statements are consistent with those followed in the preparation of the Company’s annual consolidated financial statements and accompanying notes for the year ended December 31, 2009.
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INTO THE UNITED STATES, CANADA, AUSTRALIA, OR JAPAN.

New Accounting Pronouncements
In June 2009, the Financial Accounting Standards Board (FASB) issued authoritative guidance that eliminates the qualifying special purpose entity concept, changes the requirements for derecognizing financial assets and requires enhanced disclosures about transfers of financial assets. The guidance also revises earlier guidance for determining whether an entity is a variable interest entity, requires a new approach for determining who should consolidate a variable interest entity, changes when it is necessary to reassess who should consolidate a variable interest entity, and requires enhanced disclosures related to an enterprise’s involvement in variable interest entities. We adopted the guidance effective January 1, 2010, which did not have an effect on our financial statements.
In October 2009, the FASB issued authoritative guidance that amends earlier guidance addressing the accounting for contractual arrangements in which an entity provides multiple products or services (deliverables) to a customer. The amendments address the unit of accounting for arrangements involving multiple deliverables and how arrangement consideration should be allocated to the separate units of accounting, when applicable, by establishing a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor-specific objective evidence if available, third-party evidence if vendor-specific objective evidence is not available, or estimated selling price if neither vendor-specific nor third-party evidence is available. The amendments also require that arrangement consideration be allocated at the inception of an arrangement to all deliverables using the relative selling price method. The guidance is effective for fiscal years beginning on or after June 15, 2010, with earlier application permitted. We are currently evaluating the effects that the guidance may have on our financial statements.
In January 2010, the FASB issued authoritative guidance that changes the disclosure requirements for fair value measurements. Specifically, the changes require a reporting entity to disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers. The changes also clarify existing disclosure requirements related to how assets and liabilities should be grouped by class and valuation techniques used for recurring and nonrecurring fair value measurements. We adopted the guidance in the first quarter 2010, which did not have an impact on our financial position, results of operations or cash flows.
In February 2010, the FASB amended guidance on subsequent events to alleviate potential conflicts between FASB guidance and SEC requirements. Under this amended guidance, SEC filers are no longer required to disclose the date through which subsequent events have been evaluated in originally issued and revised financial statements. This guidance was effective immediately and we adopted these new requirements in the first quarter 2010. The adoption of this guidance did not have an impact on our financial statements.
Note 2 — Segment information
The Company provides drilling services and well services, including platform drilling, drilling facility engineering, modular rigs, well intervention and oilfield technology to the offshore oil and gas industry. Seawell’s reportable segments consist of the primary services it provides. Although Seawell’s segments are generally influenced by the same economic factors, each represents a distinct service to the oil and gas industry. There have not been any intersegment sales during the periods presented. Segment results are evaluated based on operating income. The accounting principles for the segments are the same as for the Company’s combined and consolidated financial statements. Indirect general and administrative expenses are allocated to each segment based on estimated use.
NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION DIRECTLY OR INDIRECTLY IN OR
INTO THE UNITED STATES, CANADA, AUSTRALIA, OR JAPAN.

The split of our organization and aggregation of our business into two segments was based on differences in management structure and reporting, economic characteristics, customer base, asset class and contract structure. As of September 30, 2010, the Company operates in the following two segments:
• Drilling Services: The Company performs platform drilling, drilling facility engineering and modular rig activities on several fixed installations in the North Sea.
• Well Services: The Company performs various well intervention and oilfield technology services, including but not limited to conveying of logging, perforation, zonal isolation, well clean up, leak detection services and fishing.
Segment results are evaluated on the basis of operating profit, and the information given below is based on information used for internal reporting. The accounting principles for the segments are the same as for the Company’s consolidated financial statements.

	For the three month		For the nine month
	period ended		period ended
	September 30,		September 30,
Revenues from external customers	2010	2009	2010	2009
(in millions of NOK)

Drilling Services	901.2	763.7	2 549.8	2 479.3
Well Services	168.7	149.3	515.9	483.7
Total operating revenues	1 069.9	913.0	3 065.7	2 963.0

Depreciation and amortization
(in millions of NOK)

Drilling Services	13.0	14.3	39.8	40.2
Well Services	19.1	19.2	59.5	54.6
Total depreciation and amortization	32.1	33.5	99.3	94.8

Operating income - net income
(in millions of NOK)

Drilling Services	74.3	74.5	231.4	213.4
Well Services	24.3	23.2	72.3	68.7
Operating income	98.6	97.7	303.7	282.1
Unallocated items:
Total financial items	(137.3)	(82.1)	(161.5)	(101.6)
Income taxes	(18.1)	(2.8)	(69.4)	(47.9)
Net income	(56.7)	12.8	72.8	132.6

	September 30,	December 31,
Total assets	2010	2009
(in millions of NOK)

Drilling Services	3 284.9	1 924.5
Well Services	1 994.6	1 415.3
Total assets	5 279.5	3 339.8
NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION DIRECTLY OR INDIRECTLY IN OR
INTO THE UNITED STATES, CANADA, AUSTRALIA, OR JAPAN.

	For the three month		For the nine month
	period ended		period ended
	September 30,		September 30,
Capital expenditures	2010	2009	2010	2009
(in millions of NOK)

Drilling Services	26.2	17.7	59.5	101.0
Well Services	31.7	11.9	56.4	68.9
Total expenditures	57.9	29.6	115.9	169.9

Total goodwill

	Drilling
(In millions of NOK)	Services	Well Services	Total

Seadrill’s purchase of Smedvig	650.1	354.8	1 004.9
Balance at December 31, 2006	650.1	354.8	1 004.9

Acquisition of Wellbore Solutions AS	—	15.2	15.2
Balance at December 31, 2007	650.1	370.0	1 020.1

Acquisition of Noble Corporation’s North Sea Platform Division	156.5	—	156.5
Acquisition of Peak Well Solutions AS	—	309.4	309.4
Acquisition of TecWel AS	—	119.1	119.1
Balance at December 31, 2008	806.6	798.5	1 605.1

Adjustment of purchase price Peak Well Solutions AS	—	(2.3)	(2.3)
Exchange rate fluctuations on goodwill measured in foreign currency	(13.0)	—	(13.0)
Balance at December 31, 2009	793.6	796.2	1 589.8

Acquisition of Viking Intervention Technology AS	—	21.4	21.4
Acquisition of RIS and ROMEG	26.9	—	26.9
Final settlement Peak Well Solutions AS	—	3.8	3.8
Exchange rate fluctuations on goodwill measured in foreign currency	0.1	—	0.1
Balance at September 30, 2010	820.7	821.4	1 642.1
NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION DIRECTLY OR INDIRECTLY IN OR
INTO THE UNITED STATES, CANADA, AUSTRALIA, OR JAPAN.

Note 3 — Taxes
The income taxes for the period ended September 30, 2010 differed from the amount computed by applying the statutory income tax rate of 0% as follows:

	9 month	9 month
	period ended	period ended
	September 30,	September 30,
(in millions of NOK)	2010	2009

Income taxes related to other countries
Norway	56.1	35.0
UK	6.2	9.7
Other	7.1	3.2

Total	69.4	47.9

In the consolidated financial statement ended September 30, 2010 the Company has recognized NOK 67.7 million as loss due to foreign exchange loss in Bermuda, which has a statutory income tax rate of 0%.
The Company’s operations in the UK, US, Brazil, Norway and Denmark are taxable.
Note 4 — Earnings per share
The computation of basic EPS is based on the weighted average number of shares outstanding during the period. Diluted EPS includes the effect of the assumed conversion of potentially dilutive instruments.
There is no difference in the components of the numerator for the calculation of basic and diluted EPS
The components of the denominator for the calculation of basic and diluted EPS are as follows:

	Three months ended		Nine months ended
	September 30,		September 30,
In thousand	2010	2009	2010	2009

Basic earnings per share:
Weighted average number of common shares outstanding	162,571	110,001	127,524	110,001

Diluted earnings per share:
Weighted average number of common shares outstanding	164,871	10,267	129,824	110,267
Effect of dilutive share options	2,300	267	2,300	267
The Company does not have securities that could potentially dilute basic EPS in the future that were not included in the computation of diluted.
NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION DIRECTLY OR INDIRECTLY IN OR
INTO THE UNITED STATES, CANADA, AUSTRALIA, OR JAPAN.

Note 5 — Other financial items

	Three months ended		Nine months ended
	September 30,		September 30,
(In millions of NOK)	2010	2009	2010	2009

Foreign exchange gain (loss)	(107.9)	(59.3)	(86.8)	(29.2)
Other items	(12.0)	(0.9)	(12.8)	(4.3)

Total other financial items	(119.9)	(60.2)	(99.6)	(33.5)

Note 6 — Drilling equipment and other fixed asset
Drilling equipment

	September 30,	December 31,
(In millions of NOK)	2010	2009
Cost	813.5	745.1
Accumulated depreciation	(511.4)	(449.0)

Net book value	302.1	296.1

Depreciation and amortization expense was NOK 63.8 million for the nine months ended September 30, 2010 and NOK 62.2 million for the nine months end September 30, 2009. The depreciation and amortization expense for the three months ended September 30, 2010 and September 30, 2009 was NOK 20.7 million and NOK 21.3 million, respectively.
Other fixed assets

	September 30,	December 31,
(In millions of NOK)	2010	2009
Cost — office equipment, furniture, fittings and motor vehicles	117.1	137.1
Accumulated depreciation	(40.1)	(28.3)

Net book value	77.0	108.8

Depreciation and amortization expense was NOK 15.7 million the nine months ended September 30, 2010 and NOK 8.8 million for the nine months ended September 30, 2009. The depreciation and amortization expense for the three months ended September 30, 2010 and September 30, 2009 was NOK 5.9 million and NOK 4.3 million, respectively.
Seawell sold Sandsliåsen 59 AS July 1, 2010 to Rasmussen Eiendom AS. Seawell will continue to utilize the premises under a 10 year lease with Rasmussen, paying rental charges amounting to mNOK 4.5 yearly. The Company has recognized a gain of NOK 13.9 million which will be amortized over the life of the lease.
NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION DIRECTLY OR INDIRECTLY IN OR
INTO THE UNITED STATES, CANADA, AUSTRALIA, OR JAPAN.

Note 7 — Assets under construction — Modular Rig

	September 30,	December 31,
(In millions of NOK)	2010	2009
Cost	178.1	167.0
Accumulated depreciation	—	—

Net book value	178.1	167.0

Included in capitalized cost of asset under construction are interest expenses and loan related cost of NOK 4.6 million for the period ended September 30, 2010 (NOK 5.3 million for the year ended December 31, 2009).
Note 8 — Intangible assets
The following table discloses the Company’s intangible assets:

	September 30,	December 31,
(In millions of NOK)	2010	2009

Intangible assets
Cost	258.7	174.9
Accumulated depreciation and amortization	(57.7)	(39.2)

Net book value	201.0	135.7

Depreciation and amortization year to date	18.5	23.5

The cost at September 30, 2010 of NOK 258.7 million consists of identified technology of NOK 89.1 million , and customer relationships of NOK 169.6 million (including NOK 79.3 million acquired since the year end). The remaining average amortization period as of September 30, 2010 for the intangible assets is 74 months (88 months for technology and 63 months for customer relationships).
Note 9 — Goodwill
In the nine month period ended September 30, 2010 there was no impairment losses. Goodwill balance and changes in the carrying amount of goodwill are as follows:

	Period ended	Year ended
	September 30,	December 31,
(In millions of NOK)	2010	2009
Net book balance at beginning of period	1 589.8	1 605.2
Goodwill acquired during the period	52.2	—
Impairment losses	—	—
Currency adjustments	0.1	(13.0)
Other adjustments	—	(2.4)

Net book balance at end of period	1642.1	1 589.8

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INTO THE UNITED STATES, CANADA, AUSTRALIA, OR JAPAN.

The goodwill acquired during 2010 represents the excess of purchase price over the fair value of tangible and identifiable intangible asset acquired, which represents primarily intangible assets which are not separately identifiable.
Note 10 — Long-term interest bearing debt and interest expenses

	September 30,	December 31,
((in millions of NOK)	2010	2009

MNOK 1 500 Revolving Credit facility	1 111.4	1214.1
Other loans and capital lease liability	31.5	34.4
Subordinated loan from parent	0.0	613.6

Total loans and capital lease liability	1 142.9	1 862.1

Less: current portion	(1 120.8)	(260.8)

Long-term portion of interest bearing debt	22.1	1 601.3

NOK 1,500 million Revolving Credit Facility Agreement
On 7 September 2010, Seawell entered into a NOK 1,500 million Revolving Credit Facility Agreement with Fokus Bank, the Norwegian branch of Danske Bank AS, for general corporate purposes, replacing the December 2007 NOK 1,500 million Senior Bank Debt Facility Agreement outstanding as per second quarter 2010, capital expenditures, working capital and the issuance of guarantees to support contract performance obligations and other operating requirements. The facility is divided into two tranches. The first tranche, Tranche A, is for NOK 1,215 million, while the second tranche, Tranche B, is for NOK 285 million. Both tranches have a final maturity date of 12 months from the date of signing of the agreement. The interest rate of the tranches is the aggregate of LIBOR, NIBOR or EURIBOR, plus 2.50%, plus mandatory costs, if any. The Revolving Credit Facility Agreement entered contains events of default which include payment defaults, breach of financial covenants, breach of other obligations, breach of representations and warranties, insolvency, illegality, unenforceability, conditions subsequent, curtailment of business, claims against an obligor’s assets, appropriation of an obligor’s assets, cross-defaults to other indebtedness in excess of NOK 5 million,, material adverse effect, and material litigation. As of the end of the third quarter, approximately NOK 1,111.4 million of the facility had been drawn
USD 550 million multicurrency term and Revolving Credit Facility Agreement
On November 12, 2010 Seawell executed a loan agreement for a new five year USD 550 million multicurrency term and revolving facilities agreement with a syndicate of banks.
The purpose of the new facilities is to refinance Seawell’s existing NOK 1,500 million Revolving Credit Facility Agreement of 7 September, 2010, general corporate purposes, to partially finance the cash option to Allis-Chalmers’ shareholders if exercised, and to refinance existing indebtedness in Allis-Chalmers and its subsidiaries.
Repayment of subordinated loan to parent
Subsequent to the private placement Seawell repaid the subordinated loan and short term loan to Seadrill Limited
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The outstanding debt as of September 30, 2010 is repayable as follows:

(in millions of NOK)
Year ending December 31
2010	1 113.9
2011	11.1
2012	17.9

Total debt	1 142.9

The Company has miscellaneous covenants in its loan agreements. The facility contains the following main covenants:
•	The Leverage ratio shall not be higher than 3.0
•	The Equity ratio shall be at least 25%
As of September 30, 2010, the Company is in compliance with all of the covenants under its long-term facilities.
Interest rate swap agreement
The Company has entered into an interest rate swap agreement, securing the interest rate on NOK 750 million of the credit facility for 3.5 years. The agreement was entered into in mid March 2009, with the commencement of the hedging period and start up of hedging accounting by end of April 2009. The fair value of the swaps as of September 30, 2010 was a liability of NOK 12.8 million and is included within other non current liabilities.
Note 11 — Share capital

	September 30, 2010		December 31, 2009
All shares are common shares of $2.00 par value each	Shares	NOKmillion	Shares	NOKmillion
Authorized share capital	600 000 000	7 012.8	300 000 000	3 241.0
Issued, outstanding and fully paid share capital	225 400 050	2 622.4	110 000 050	1 198.35
The authorized share capital has been translated at the rate in effect on October 1, 2007, the date of incorporation.
The Company was incorporated on August 31, 2007 and 50 ordinary shares of par value US$2.00 each were issued. In October 2007 there was one share issue of 80 000 000 shares at NOK 13.75 per share and one issue of 20 000 000 shares at NOK 13.75 per share. At the end of December 2007 a total of 100 000 050 shares of par value US$ 2.00 each were issued and outstanding.
In April 2008 there was an equity issue of 10 000 000 shares at NOK 19.50 per share.
There were no new shares issued in 2009.
In August 2010 Seawell completed a private placement of 115.4 million shares at a share price of NOK 23 pr share, amounting to proceeds of NOK 2 627.1 million net of brokers fee of NOK 27.1 million.
NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION DIRECTLY OR INDIRECTLY IN OR
INTO THE UNITED STATES, CANADA, AUSTRALIA, OR JAPAN.

Note 12 — Related party transactions
The Company transacts business with the following related parties, being companies in which our parent company’s principal shareholders Hemen Holding Ltd and Farahead Investments Inc (hereafter jointly referred to as “Hemen”) and companies associated with Hemen have a significant interest:
• Seadrill Limited (“Seadrill”)
• Frontline Management (Bermuda) Limited (“Frontline”)
Seawell was established at the end of the third quarter of 2007, as a spin-off of Seadrill’s Well Service division. Seawell together with its wholly owned subsidiary, Seawell Holding UK acquired the shares in the Seadrill Well Service division entities on October 1, 2007. The consideration for the shares was NOK 2 413.1 million. The acquisition has been accounted for as a common control transaction with the asset and liabilities acquired recorded by Seawell at historical carrying value of Seadrill. The excess of consideration of the net asset and liabilities acquired has been recorded as adjustment to equity of NOK 1 058.6 million. The Company’s acquisition of companies comprising the previous Seadrill well service division was financed with a subordinated loan from Seadrill amounted to NOK 613.6 million as of December 31, 2009. As of September 30, 2010, the subordinated loan was fully paid as a consequence of conversion of debt to equity in connection with the Private Placement held on August 23, 2010. The interest on the subordinated loan is added to the principal and is charged to the income statement item ‘Interest expense’ as it does not merit separate disclosure. Accrued interest on the subordinated loan is NOK 25 million in 2010.
As of September 30, 2010, all short term loans to Seadrill is paid as a consequence of conversion of debt to equity in connection with the private placement on 23. August 2010. (NOK 191.1 million at December 31, 2009) The interest rate on the short term loans is 3 months NIBOR + 1.25 % and interest accreted during 2010 is NOK 4.517 million.
Seadrill Management AS, a company within the Seadrill group has charged the Company a fee of NOK 0 million and NOK 1.6 million for these services in the three months and nine months ended September 30, 2010, respectively, and NOK 11.3 million in 2009 .Frontline provides management support and administrative services for the Company, and charged the Company fees of NOK 0 million and NOK 0.7 million for these services in the three months and nine months ended September 30, 2010, respectively, and NOK 0.2 million and NOK 0.2 million in the three months and nine months ended September 30, 2009, respectively. NOK 0 million in the consolidated statement of operations were included within other payables as at September 30, 2010 and December 31, 2009.
These amounts are included in “General and administrative expenses”, as they do not merit separate disclosure.
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INTO THE UNITED STATES, CANADA, AUSTRALIA, OR JAPAN.

Note 13 — Fair value of financial instruments
The carrying value and estimated fair value of the Company’s financial instruments at September 30, 2010 and December 31, 2009 are as follows:

	September 30, 2010		December 31, 2009
		Carrying		Carrying
(In millions of NOK)	Fair value	value	Fair value	value
Non-Derivatives
Cash and cash equivalents	1 369.2	1 369.2	236.7	236.7
Restricted cash	41.1	41.1	51.8	51.8
Current portion of long term floating rate debt	1 120.8	1 120.8	260.8	260.8
Long term interest bearing debt	22.1	22.1	1 601.3	1 601.3
Derivatives
Interest rate Swap agreements	12.8	12.8	5.5	5.5
The above financial assets and liabilities are measured at fair value on a recurring basis as follows:

	Fair value measurements at reporting date using
		Quoted
		Prices
		in Active	Significant
		Markets for	Other	Significant
		Identical	Observable	Unobservable
	September 30,	Assets	Inputs	Inputs
(in millions of $)	2010	(Level 1)	(Level 2)	(Level 3)
Assets:
Cash and cash equivalents	1 369.2	1 369.2
Restricted cash	41.1	41.1

Total assets	1 410.3	1 410.3	—	—

Liabilities:
Current portion of long term debt	1 120.8	1 120.8
Long-term portion of floating rate debt	22.1	22.1
Interest rate swap contracts — short term payables	12.8		12.8

Total liabilities	1 155.7	1 142.9	12.8	—

The Company has used a variety of methods and assumptions, which are based on market conditions and risks existing at the time, to estimate the fair value of the Company’s financial instruments as of September 30, 2010 and December 31, 2009. For certain instruments, including cash and cash equivalents, receivables and accounts payable, it is assumed that the carrying amount approximated fair value due to the short-term maturity of those instruments.
The fair value of the current portion of long-term debt is estimated to be equal to the carrying value, since it is repayable within twelve months.
The fair value of the long-term portion of floating rate debt is estimated to be equal to the carrying value since it bears variable interest rates, which are reset on a quarterly basis. This debt is not freely tradable and cannot be purchased by the Company at prices other than the outstanding balance plus accrued interest
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The fair values of interest rate swaps are calculated using well-established independent valuation techniques applied to contracted cash flows and LIBOR and NIBOR interest rates as at September 30, 2010 and December 31, 2009.
Note 14 — Commitments and contingencies
Purchase Commitments
In February 2008, Seawell ordered a modularized drilling rig (Well Service Unit). The estimated capital expenditure for the unit is some EUR 34 million (NOK 271 million) with delivery scheduled late in the fourth quarter 2010 or early in the first quarter 2011. As of September 30, 2010 Seawell has paid EUR 17.8 million (NOK 155.5 million) to the builder.
Legal Proceedings
The company had no legal proceedings as at September 30, 2010.
Note 15 — Acquisitions and sales
Acquisition of Viking Intervention Technology AS
On April 30, 2010 Seawell announced the acquisition of Viking Intervention Technology AS for a consideration of NOK 50 million. The purchase price has been calculated to NOK 70 million taking into account certain contingent considerations. Viking Intervention Technology is a company developing an integrated carbon cable intervention system and was acquired for its complimentary product portfolio. This acquisition has had the effect on the financial statements of the Company as follows:
The purchase price has been allocated as follows:

Viking
Intervention
(in NOK million)	Technology AS
Current assets
Cash and cash equivalents	0.1
Accounts receivable	2.8
Other current asset	4.8
Total current assets	7.7

Non-current assets
Drilling equipment and other fixed asset	4.7
Other intangible asset	70.1
Goodwill	21.3
Total non-current assets	96.1

Current liabilities
Other current liabilities	6.4
Total current liabilities	6.4

Deferred taxes	18.3
Other non-current liabilities	9.3
Total non-current liabilities	27.6

Total purchase price (fair value)	70.0
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INTO THE UNITED STATES, CANADA, AUSTRALIA, OR JAPAN.

Acquisition of Rig Inspection Services Limited
On August 5, 2010 Seawell announced the signing of a Sale/Purchase agreement with the shareholders of Rig Inspection Services Limited (RIS), a private company based in Singapore and Australia, for a price of NOK 55.3 million, where NOK 20.8 million is considered contingent based on financial performance over the next two years. The addition of RIS to Seawell compliments the Seawell drilling facility engineering capabilities and allows Seawell to offer its clients a very broad range of inspection services on rigs, risers and drilling equipment on a global basis.
The purchase price has been allocated as follows:

Rig Inspection
(in NOK million)	Services Limited
Current assets
Cash and cash equivalents	3.6
Accounts receivable	14.8
Other current asset	1.1
Total current assets	19.5

Non-current assets
Drilling equipment and other fixed asset	0.9
Other intangible asset	13.8
Goodwill	26.9
Total non-current assets	41.6

Current liabilities
Accounts payable	3.3
Other current liabilities	2.5
Total current liabilities	5.8

Total purchase price (fair value)	55.3
Note 16 — Subsequent Events
Acquisition of Allis- Chalmers Energy Inc
On August 12, 2010 Seawell announced the approval of a definitive merger agreement with Allis-Chalmers Energy Inc. (“ALY”), an NYSE listed energy group. The planned transaction involves Seawell being the accounting and legal acquirer of ALY with a preliminary purchase value of USD $527.5 million (NOK 3 074.4 million). The principal reason for the acquisition is to expand the Company’s drilling services offerings and to reach new geographic markets.
The preliminary purchase price includes both cash and equity payments to the shareholders of ALY. The acquisition will involve Seawell acquiring 100% of the share capital of ALY in exchange for Seawell shares, in a ratio of 1.15 Seawell shares to ALY shares, or a cash settlement of USD$4.25 per share. Elections from ALY shareholders are not yet due.
As neither the purchase price nor the method of settlement is yet fixed, no accounting disclosures are included within these financial statements. The Company is unable to disclose the purchase price calculation and its effect upon these financial statements as it is not fixed until ALY shareholder elections are made, and is unable to disclose the fair value adjustments expected to arise on acquisition and their effect upon these financial statements as the final purchase price is not yet known.
The finalization of the merger is dependent upon approval by the shareholders of ALY.
NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION DIRECTLY OR INDIRECTLY IN OR
INTO THE UNITED STATES, CANADA, AUSTRALIA, OR JAPAN.

Change in the Board of Directors
Mr Alf C. Thorkildsen, CEO of Seadrill Management AS, has with effect from November 1, 2010 resigned from the board of Seawell Limited. The board has, as his substitute, appointed Mr. Fredrik Halvorsen to the board. Mr. Halvorsen’s election will be put to Seawell Limited’s shareholders in the next general meeting of the company for confirmation.
Mr. Halvorsen has previously worked for Tandberg ASA and McKinsey & Co. in Southeast Asia. Mr. Halvorsen is currently employed by Frontline Corporate Services Ltd.
Alf C. Thorkildsen will continue to be available to the Company in a function as an alternate director. Mr. Thorkildsen is the CEO of Seadrill Management AS.
New loan agreement
On November 12, 2010 Seawell executed a loan agreement for a new five year USD 550 million multicurrency term and revolving facilities agreement with a syndicate of banks.
The purpose of the new facilities is to refinance Seawell’s existing NOK 1,500 million Revolving Credit Facility Agreement of 7 September, 2010, general corporate purposes, to partially finance the cash option to Allis-Chalmers’ shareholders if exercised, and to refinance existing indebtedness in Allis-Chalmers and its subsidiaries.
Listing of Seawell Ltd on Oslo Stock Exchange
On November 26, 2010 Seawell Limited was listed on the Oslo Stock Exchange, and is traded under the ticker “SEAW”.
NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION DIRECTLY OR INDIRECTLY IN OR
INTO THE UNITED STATES, CANADA, AUSTRALIA, OR JAPAN.